Exhibit 99.1

WesBanco, Inc. Announces Transformative Merger with Premier Financial Corp.

Creates a community-focused, regional financial services partner with $27+ billion in assets

Announces $200 million in capital commitments in support of the merger

WHEELING, W.Va., July 26, 2024 – WesBanco, Inc. (“WesBanco”) (NASDAQ: WSBC) and Premier Financial Corp. (“Premier”) (NASDAQ: PFC) jointly announced today that they have executed a definitive Agreement and Plan of Merger (“Agreement”) providing for the merger of Premier with and into WesBanco. Jeff Jackson, President and Chief Executive Officer of WesBanco, and Gary Small, President and Chief Executive Officer of Premier, made the joint announcement.

Under the terms of the Agreement, which has been unanimously approved by the board of directors of both companies, WesBanco will exchange shares of its common stock for all of the outstanding shares of Premier common stock, in an all-stock transaction. Premier shareholders will be entitled to receive 0.80 of a share of WesBanco common stock for each share of Premier common stock they own upon the effective time of the merger, for aggregate merger consideration valued at approximately $959 million, or $26.66 per share, based on WesBanco’s closing stock price of $33.32 as of July 24, 2024. The transaction values Premier at a price to June 30, 2024 tangible book value per share of 142% and a price to mean analyst estimated 2024 earnings per share of 12.9 times. The merger is expected to qualify as a tax-free reorganization.

WesBanco also announced today that it has entered into subscription agreements with investors to raise capital to support the merger, led by a $125 million investment from Wellington Management. Additional investors include Glendon Capital Management LP and Klaros Capital. In aggregate, $200 million of WesBanco common stock will be issued. The capital raise is expected to close on August 1, 2024. The proceeds of the capital raise are expected to support the pro forma bank’s balance sheet and regulatory capital ratios.

Upon completion of the merger, the shares issued to Premier shareholders are expected to comprise 30% of the outstanding shares of the combined company, the shares issued in the capital raise are expected to represent 8% of the combined company, and 62% of the outstanding shares of the combined company are expected to be held by legacy WesBanco shareholders.

Jeff Jackson, President and Chief Executive Officer of WesBanco, stated, “Today is an exciting day in WesBanco’s 155-year history as we announce our proposed merger with Premier and mark another milestone in our long-term growth strategy. This transformative merger will bring together two high-caliber institutions to create a community-focused, regional financial services partner strongly positioned to serve the unique needs of both our new and legacy communities. We are pleased to welcome Premier’s customers and employees to the WesBanco family and look forward to delivering exceptional customer experiences to our newest markets through a broader offering of banking and wealth management services. WesBanco has built an outstanding reputation for soundness, profitability, customer service, employer of choice and community development, as evidenced by multiple recent national accolades. We look forward to extending our legacy through this merger and bringing even greater value to our customers, teams, communities and shareholders.”

With highly compatible cultures and business models, the proposed merger will create a regional financial services institution with approximately $27 billion in assets, significant economies of scale, and strong pro forma profitability metrics. With complementary and contiguous geographic footprints, the combined company would be the 8th largest bank in Ohio, based on deposit market share, have increased presence in Indiana, and serve customers in nine states.

Excluding certain merger-related charges and transaction related provision for credit losses, the transaction, with cost savings fully phased in, is anticipated to be more than 40% accretive to 2025 earnings. Estimated tangible book value dilution at closing of 13% is expected to be earned back in approximately 2.8 years, using the “cross-over” method. The merger is subject to a number of customary conditions, including the approvals of the appropriate regulatory authorities and approvals by the shareholders of both WesBanco and Premier. It is expected that the transaction should be completed during the first quarter of 2025. Upon completion of the merger, four members of Premier’s current Board of Directors will be appointed to WesBanco’s Board of Directors.

“The combination of WesBanco and Premier makes for an excellent strategic fit. Both organizations value community level banking, are well aligned from a culture perspective, and are focused on performance,” said Gary Small, President and Chief Executive Officer of Premier. “The expanded reach of the organization will serve as a catalyst for growth and increased investment in products and services, to the benefit of all stakeholders: customers, associates, shareholders, as well as the communities we serve.”

At June 30, 2024, WesBanco had consolidated assets of approximately $18.1 billion, deposits of $13.4 billion, total loans of $12.3 billion, and shareholders’ equity of $2.5 billion.

At June 30, 2024, Premier had consolidated assets of approximately $8.8 billion, deposits of $7.2 billion, total loans of $6.8 billion, and shareholders’ equity of $1.0 billion.

When the transaction is consummated, WesBanco will have more than 250 financial centers, as well as loan production offices, across nine states. The transaction will expand WesBanco’s franchise by 73 financial centers located primary throughout northern Ohio, as well as in southern Michigan and northeastern Indiana. Officials of both organizations are optimistic that organizing around customer services and product delivery can be accomplished with as little employee disruption as possible.

As a condition to WesBanco’s willingness to enter into the Agreement, all of the directors and executive officers of Premier have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the merger.

Financial advisors involved in the transaction were Raymond James & Associates, Inc., representing WesBanco, and Piper Sandler & Co., representing Premier. Raymond James & Associates, Inc. also served as placement agent on the private placement.

Legal representations in the transaction include Phillips, Gardill, Kaiser & Altmeyer, PLLC and K&L Gates LLP for WesBanco, Nelson Mullins Riley & Scarborough, LLP for Premier, Hunton Andrews Kurth LLP for Raymond James and Schulte Roth & Zabel LLP for Wellington Management.

Forward-Looking Statements

The statements in this press release that are not historical facts, in particular the statements with respect to the expected timing of and benefits of the proposed merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion and earn back of tangible book value dilution, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; Premier’s shareholders and/or WesBanco’s shareholders may not approve the proposed merger and the merger agreement, and WesBanco’s shareholders may not approve the issuance of shares of WesBanco common stock in the proposed merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2023 Annual Report on Form 10-K, Premier’s 2023 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Premier with the Securities and Exchange Commission (SEC). Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. All forward-looking statements included herein are based on information available at the time of the release. Neither WesBanco nor Premier assumes any obligation to update any forward-looking statement.

Conference Call Information

WesBanco will host a conference call and webcast to discuss the Agreement and Plan of Merger at 10:00 a.m. ET on July 26, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of WesBanco’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607 (domestic), 855-669-9657 (Canada), or 1-412-902-4290 (international), and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, WesBanco will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of WesBanco and Premier and a prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF WESBANCO, SHAREHOLDERS OF PREMIER, AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus will be mailed to shareholders of WesBanco and shareholders of Premier prior to the respective shareholder meetings, which have not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Joint Proxy Statements/Prospectus, and other related documents are filed by WesBanco or Premier with the SEC, they may be obtained for free at the SEC’s website at http://www.sec.gov, and from either WesBanco’s website at https://www.wesbanco.com or Premier’s website at https://www.premierfincorp.com/.

Participants in the Solicitation

WesBanco, Premier, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of WesBanco and Premier in connection with the proposed merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2024 annual meeting of shareholders, as filed with the SEC on March 13, 2024. Information about the directors and executive officers of Premier is set forth in the proxy statement for Premier’s 2024 annual meeting of shareholders, as filed with the SEC on March 18, 2024. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders of WesBanco or Premier in connection with the proposed merger will be included in the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, WesBanco, or Premier using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

WESBANCO SHAREHOLDERS AND PREMIER SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank. Premier Bank, headquartered in Youngstown, Ohio, operates 73 branches and nine loan offices in Ohio, Michigan, Indiana and Pennsylvania and also serves clients through a team of wealth professionals dedicated to each community banking branch. For more information, visit Premier’s website at www.PremierFinCorp.com.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $18.1 billion in total assets, with our Trust and Investment Services holding $5.6 billion of assets under management and securities account values (including annuities) of $1.8 billion through our broker/dealer, as of June 30, 2024. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE WesBanco, Inc.

WesBanco Company Contacts
John Iannone	Alisha Hipwell
Senior Vice President, Investor Relations	Executive Vice President, Corporate Communications
(304) 905-7021	(304) 234-9230

Premier Company Contact

Kathy Bushway

Senior Vice President, Chief Marketing Officer

(330) 742-0638